FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 29, 2015

SECOND SIGHT MEDICAL PRODUCTS, INC.
(Exact Name of Registrant as Specified in Its Charter)

California
(State or Other Jurisdiction of Incorporation)

333-198073	02-0692322
(Commission File Number)	(IRS Employer Identification No.)
12744 San Fernando Road, Suite 400 Sylmar, California 91342
(Address of Principal Executive Offices)

(818) 833-5000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On October 29, 2015, Second Sight Medical Products, Inc. (the “Company”) announced its financial and operating results for the three-month and nine-month periods ended September 30, 2015. A copy of the Company’s press release entitled “Second Sight Reports Third Quarter 2015 Financial Results” is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing.

ITEM 7.01. REGULATION FD DISCLOSURE

On October 29, 2015, the Company issued the press release described above in Item 2.02 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1.

The Company conducted a conference call to discuss these results on October 29, 2015, that was accessible live over the telephone by dialing 1 (800) 926-9871 (U.S.) (or dialing 1 (415) 226-5355 from outside the U.S.). As described in the press release, all statements in the teleconference other than historical financial information, may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. Although the Company believes the expectations and objectives expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance and actual results or developments may differ materially from those in the forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

The conference call was broadcast live and was made available for replay shortly after completion of the call. The replay can be accessed for two weeks after the call’s completion by dialing (800) 633-8284 (U.S.) or (402) 977-9140 (International). The conference ID for the replay is 21780255. The archived webcast also will be available for 30 days on the Company’s website, http://investors.secondsight.com, under the ’Investor Relations’ section.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item shall not be deemed “filed” for the purpose of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference in any filing.

Item 8.01 Other Events

National Government Services, Inc. (NGS), the Medicare Administrative Contractor (MAC) for Jurisdiction 6 (J6) (covering Minnesota, Illinois, and Wisconsin) and NGS for Jurisdiction K (JK) (covering Connecticut, New York, Maine, Massachusetts, New Hampshire, Rhode Island and Vermont), removed CPT 0100T (Placement of a subconjunctival retinal prosthesis receiver and pulse generator, and implantation of intra-ocular retinal electrode array, with vitrectomy) from the listing of codes that are considered not medically necessary and therefore not covered on the Category III CPT Codes Local Coverage Determinations (LCDs). Both NGS jurisdictions, J6 and JK, added CPT 0100T to the group of codes that are considered medically necessary on the same LCDs and have agreed to cover the Argus II retinal prosthesis system and implantation procedure for the FDA approved indications.

NGS J6 updated the LCDs outlining the indications for coverage within Minnesota, Illinois, and Wisconsin. NGS JK also updated the LCDs outlining the indications for coverage within Connecticut, New York, Maine, Massachusetts, New Hampshire, Rhode Island and Vermont. These LCDs can be found on the Centers for Medicare and Medicaid Services (CMS) website at www.cms.gov. These coverage decisions by NGS J6 and JK along with the availability in Minnesota, Illinois, Wisconsin, Connecticut, New York, Maine, Massachusetts, New Hampshire, Rhode Island and Vermont of highly rated medical facilities with full service surgical retina departments now provide the opportunity for reimbursement of the cost of treatment of Medicare beneficiaries in those states.

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CMS relies on a network of MACs, or Medicare Administrative Contractors, to administer and process Medicare fee-for-service claims across 12 regions or jurisdictions within the United States. CMS usually delegates the authority to the MACs to make the majority of decisions regarding coverage for a given service, procedure or device.

Currently three MACs in four jurisdictions, including CGS (Ohio and Kentucky), Palmetto GBA (Virginia, (excluding Part B for the counties of Arlington and Fairfax in Virginia and the City of Arlington in Virginia), West Virginia, North Carolina and South Carolina), NGS (J6) (Minnesota, Illinois and Wisconsin), and NGS (JK) (Connecticut, New York, Maine, Massachusetts, New Hampshire, Rhode Island and Vermont) provide coverage for the Argus II.

The Company continues to work with other Medicare Administrative Contractors and payers to secure further positive coverage for the Argus II.

Exhibit No.	Description

99.1	Press Release issued October 29, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 29, 2015

SECOND SIGHT MEDICAL PRODUCTS, INC.

/s/ Thomas B. Miller
By: Thomas B. Miller
Chief Financial Officer

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